Exhibit 99.2

Supermicro Announces Pricing of Equity and Equity-linked Financing Transactions To Fund AI Orders

SAN JOSE, Calif., June 11, 2026—(BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Manufacturer for AI, Cloud, Storage, and 5G/Edge, today announced the pricing of its previously announced series of concurrent equity and equity-linked financing transactions. The gross proceeds of these offerings, together with potential gross proceeds of Supermicro’s $1.25 billion at-the-market, or ATM, offering program for the sale of common stock over time, represent a total potential equity raise of $7.0 billion, inclusive of the underwriters’ options to purchase additional shares and additional depositary shares for the common stock offering and the depositary shares offering, respectively.

Supermicro priced concurrent underwritten public offerings of 45,454,545 shares of common stock at a public offering price of $27.50 per share and 75,000,000 depositary shares, each representing a 1/20th interest in a share of newly issued 7.0% series A mandatory convertible preferred stock at a public offering price of $50 per share. Supermicro has granted to the underwriters of each offering a 30-day option to purchase 6,818,181 additional shares of common stock and 11,250,000 additional depositary shares, respectively.

The offering of common stock is expected to close on June 12, 2026 and the offering of depositary shares are expected to close on June 15, 2026, subject to customary closing conditions. The completion of the common stock offering will not be contingent on the completion of the depositary share offering, and the completion of the depositary share offering will not be contingent on the completion of the common stock offering. In addition to these underwritten offerings, the Company entered into a distribution agreement with J.P. Morgan, Goldman Sachs & Co. LLC and Citigroup, as managers, pursuant to which the Company may offer and sell, from time to time its common stock up to a maximum aggregate offering amount of up to $1.25 billion. Such sales are not expected to commence until the third quarter of 2026, subject to market conditions and other factors.

The net proceeds from the offering of common stock will be approximately $1.22 billion (assuming the underwriters of that offering do not exercise their option to purchase additional shares), after deducting underwriting discounts and estimated offering expenses payable by Supermicro. The net proceeds from the offering of depositary shares will be approximately $3.68 billion (assuming the underwriters of the offering do not exercise their over-allotment option to purchase additional depositary shares), after deducting underwriting discounts and estimated offering expenses payable by Supermicro.

The Company intends to use a portion of the net proceeds from the offerings, together with proceeds from the ATM program, to fund the purchase of components to satisfy the approximately $39 billion of orders that the Company has received in recent weeks for its advanced AI servers, including its Data Center Building Block Solutions, from more than 20 customers, that the Company plans to fulfill in future quarters. The Company may also use a portion of the net proceeds from the offerings for other general corporate purposes, which may include repayment of debt, additions to working capital and capital expenditures.

Terms of Depositary Shares and Underlying Mandatory Convertible Preferred Stock

Each depositary share that is offered in the public underwritten offering will represent a 1/20th interest in newly issued series A mandatory convertible preferred stock. Holders of the depositary shares will be entitled to a proportional fractional interest in the rights and preferences of the mandatory convertible preferred stock, including conversion, dividend, liquidation and voting rights, subject to the provisions of a deposit agreement. The mandatory convertible preferred stock will accumulate dividends at a rate per annum equal to 7.0% on the liquidation preference thereof, which is $1,000 per share, payable in cash or, subject to certain limitations, by delivery of shares of common stock or through any combination of cash and shares of common stock, as determined by the Company’s board of directors (or an authorized committee thereof) in its sole discretion. Declared dividends on the series A mandatory convertible preferred stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on, and including, September 1, 2026 and ending on, and including, June 1, 2029. Unless earlier converted, each share of series A mandatory convertible preferred stock will automatically convert on the second business day immediately following the last trading day of the final averaging period into between 30.3040 and 36.3640 shares of common stock (and, correspondingly, each depositary share will automatically convert into between 1.5152 and 1.8182 shares of common stock), subject to customary anti-dilution adjustments, determined based on the volume-weighted average price of the common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day prior to June 1, 2029. Other than during a fundamental change conversion period (as defined in the prospectus supplement relating to the offering), at any time prior to June 1, 2029, a holder of 20 depositary shares may cause the bank depositary to convert one share of series A mandatory convertible preferred stock, on such holder’s behalf, into a number of shares of common stock equal to the minimum conversion rate of 30.3040, subject to certain anti-dilution and other adjustments. Currently, there is no public market for the depositary shares or the mandatory convertible preferred stock. The Company has applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “SMCIP.”

Underwriters

J.P. Morgan, Goldman Sachs & Co. LLC and Citigroup are acting as lead joint bookrunning managers for the offerings. Credit Agricole CIB, HSBC, MUFG, TD Securities, BNP Paribas, BMO Capital Markets, KeyBanc Capital Markets and Scotiabank are acting as joint bookrunners. Needham & Company is acting as lead manager. Loop Capital Markets, Northland Capital Markets, Rosenblatt and CJS Securities are acting as co-managers. ICR Capital LLC is acting as the Company’s financial advisor for the depositary shares offering.

Registration Statement and Prospectus

The Company has filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company, these offerings and the ATM program. Each concurrent offering and any sales of stock under the ATM program may be made only by means of a prospectus supplement and accompanying prospectus. Copies of the registration statement, preliminary prospectus supplements and accompanying prospectuses related to the concurrent offerings and of the prospectus supplement related to the ATM program can be obtained by visiting the SEC’s website at http://www.sec.gov or by contacting J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at 1-866-471-2526 or by email at prospectus-ny@ny.email.gs.com; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146.

This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor any securities issuable upon conversion of these securities, nor does it constitute an offer, solicitation or sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Supermicro

Supermicro is a Total IT Solutions provider with server, AI, storage, IoT, switch systems, software, and support services.

“Safe Harbor” Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, among other things, statements relating to the common stock offering, depositary share offering and the ATM program, the timing and extent of the Company’s use of the ATM program, statements regarding the intended use of the net proceeds from the offerings and the ATM program, and statements regarding the $39 billion of AI orders that the Company has received, which do not constitute firm commitments and are all subject to cancellation, delays and remain subject to fulfillment of the applicable terms and conditions by both parties. Forward-looking statements may be identified by the use of the words “may,” “will,” “plans,” “expect,” “intend” and other similar expressions. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. These forward-looking statements are based on management’s current expectations and beliefs about future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties include, but are not limited to, the risks related to whether the Company will consummate the offerings on the expected terms or at all, the intended use of the net proceeds from the offering, including with respect to orders for advanced AI servers, market and general conditions, and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the U.S. Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:

IR@Supermicro.com